UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2024

Chicken Soup for the Soul Entertainment Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38125	81-2560811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 E. Putnam Avenue, Floor 2W, Cos Cob, CT	06807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 398-0443

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CSSE	The Nasdaq Stock Market LLC
9.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.0001 par value per share	CSSEP	The Nasdaq Stock Market LLC
9.50% Notes due 2025	CSSEN	The Nasdaq Stock Market LLC
Redeemable warrants, each 11.494 warrants exercisable for one share of common stock at an exercise price of $132.18 per share	CSSEL	The Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class Z Warrants to purchase Class A Common Stock	CSSEZ	OTC Markets

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 5, 2024, Chicken Soup for the Soul Entertainment Inc. (the “Company”) received a notification letter (the “Letter”) from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with the continued listing standards of Nasdaq (the “Rules”) because the Company has less than $10,000,000 in stockholders’ equity.

Under the Rules, the Company now has 45 calendar days to submit a plan to regain compliance. If Nasdaq accepts the Company’s plan, Nasdaq can grant an exception of up to 180 calendar days from the date of the Letter, which 180 day period would end on July 3, 2024, to regain compliance.

As the Company reported in its Current Report on Form 8-K filed with the SEC September 28, 2023, the Company previously received written notice (the “Initial Notice”) from Nasdaq indicating that the Company was not in compliance with the Rules because for the prior 30 consecutive business days (through September 21, 2023), the closing bid price of the Company’s Class A Common Stock, $0.0001 par value per share (“common stock”) had been below the minimum of $1 per share required for continued listing on the Nasdaq under Nasdaq Rule 5550(a)(2). The Notice stated that the Company would be afforded 180 calendar days (until March 20, 2024) to regain compliance. In order to regain compliance, the closing bid price of the Company’s common stock must be at least $1 for a minimum of ten consecutive business days. The notification letter also stated that, in the event the Company does not regain compliance within the initial 180-day period, the Company may be eligible for an additional 180-day period. If the Company is not eligible for the additional 180-day period, or if it appears to the Nasdaq staff that the Company will not be able to cure the deficiency, Nasdaq will provide notice after the end of the initial 180-day period that the Company’s securities will be subject to delisting. The Company is considering various strategic options to increase the price of its common stock to regain compliance with the Rules.

The Letter does not have, and the Initial Notice did not have, any immediate effect on the listing of the Company’s securities on Nasdaq, which remain trading. There can be no assurance, however, that the Company will be able to regain compliance with the Rules discussed above.

Item 7.01 Regulation FD Disclosure.

The Company is hereby furnishing the following information under Regulation FD:

Series A Preferred Stock

On January 5, 2023, the Company’s Board of Directors determined to temporarily suspend the payment of monthly cash dividends on the Company’s Series A Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”) beginning with the payment scheduled for on or around January 15, 2024. The suspension of these dividends will defer approximately $1.2 million in cash dividend payments each month.

Pursuant to Section 4 of the Certificate of Designations of the Series A Preferred Stock, dividends on the Series A Preferred Stock will continue to accumulate whether or not the Company has earnings, there are funds legally available for the payment of those dividends, or those dividends are declared by the Board of Directors. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears, and holders of the Series A Preferred Stock will not be entitled to any dividends in excess of the full cumulative dividends. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to the Series A Preferred Stock.

9.50% Notes

On January 9, 2024, the Company notified U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as Trustee (the “Trustee”), with respect to the Company’s 9.50% Notes due 2025 (the “Notes”), of the Company’s intent to make a special payment on January 30, 2024 (the “Special Distribution Date”) in the amount of $1,074,042.20, representing all accrued and unpaid interest that was due and not paid to the Note holders on the original interest payment due date of January 2, 2024 (an aggregate of $1,065,327.23), plus interest on such interest (an aggregate of $8,714.97) at the same rate prescribed by the Notes (the “Special Payment”). The record date for the Special Payment is January 19, 2024 (the “Special Record Date”). Subject to receipt of such funds from the Company, the Trustee will distribute an aggregate of $1,074,042.20 pro rata to holders as of the Special Record Date.

Safe Harbor Statement

Statements contained in the exhibit to report that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2024	CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC.

	By:	/s/ William J. Rouhana, Jr.
William J. Rouhana, Jr.
Chief Executive Officer